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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 17, 2002 relating to the combined financial statements of the Upstream Subsidiaries of Plains Resources Inc., which appears in such Registration Statement. We also consent to the use of our report dated June 21, 2002 relating to the balance sheet of Plains E&P Company, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
June 21, 2002